UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8670 Wolff Court, Suite 240
Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets

On May 30, 2014, Farmland Partners Inc. (the “Company”) completed the previously announced acquisition of an approximately 3,170-acre farm in Burlington, Colorado (the “Burlington Farm”) from unrelated third-party individuals for approximately $7.6 million. The Company funded the acquisition with cash proceeds from its initial public offering. The Burlington Farm was previously owner-occupied and, as a result, does not have a leasing history. In connection with the acquisition, the Company leased the Burlington Farm back to the sellers pursuant to a three-year lease with annual rent of $367,240 per year, which represents an anticipated unlevered annual cash return of approximately 4.81%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: June 5, 2014	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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